UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931		86-2759890
(Commission File Number)		(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 967-5294
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On April 20, 2023, Stronghold Digital Mining, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with an institutional investor (the “Institutional Purchaser”) and the Company’s chairman and chief executive officer, Greg Beard (together, with the Institutional Purchaser, the “Purchasers”), for the purchase and sale of shares of Class A Common Stock (collectively, the “Shares”), par value $0.0001 per share (“Common Stock”) at a purchase price of $1.00 per share, and warrants to purchase shares of Common Stock (the “Warrants”), at an initial exercise price of $1.10 per share (subject to certain adjustments in accordance with the terms thereof) (the “Private Placement”).

Pursuant to the Purchase Agreements, the Institutional Investor will invest $9.0 million in exchange for an aggregate of 9,000,000 shares of Common Stock and pre-funded warrants (the “Pre-funded Warrants”), and Mr. Beard will invest $1.0 million in exchange for an aggregate of 1,000,000 shares of Common Stock, in each case at a price of $1.00 per share equivalent. Further, the Institutional Investor and Mr. Beard will receive Warrants exercisable for 9,000,000 shares and 1,000,000 shares, respectively, of Common Stock. Subject to certain ownership limitations, the Warrants are exercisable six months after issuance.  The Warrants will be exercisable for five and a half years commencing upon the date of issuance. The Pre-funded Warrants have an exercise price of $0.0001 per warrant share and are immediately exercisable.

The gross proceeds, before deducting offering expenses, from the Private Placement was $10.0 million.  The Company will use the proceeds from this offering for acquisitions of Bitcoin miners.  The Private Placement closed on April 21, 2023.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Institutional Purchaser (the “Registration Rights Agreement”) whereby it agreed to, among other things, file within 30 days of closing of the Private Placement a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering all shares of Common Stock sold to the Institutional Purchaser and the shares of Common Stock issuable upon exercise of the Warrants and the Pre-funded Warrants purchased by the Institutional Purchaser, and to cause the Resale Registration Statement to become effective within the timeframes specified in the Registration Rights Agreement; failure to do so will result in certain penalties as set forth in the Registration Rights Agreement.

Subject to certain exceptions, from the closing of the Private Placement until 30 days after the effective date of the Resale Registration Statement (the “Effective Date”), the Company will be prohibited from issuing any shares of Common Stock or securities convertible or exercisable into Common Stock, or filing, amending or supplementing any registration statements, other than (i) any registration statement on Form S-8 or a shelf registration statement on Form S-3, (ii) any registration statement required to be filed pursuant to any currently existing registration rights agreement or (iii) as contemplated pursuant to the Registration Rights Agreement.  Until 6 months after the Effective Date, the Company will also be prohibited from effecting a variable rate transaction, except that a registered at-the-market offering will only be subject to the 30-day restriction.

Certain of the Company’s directors and officers executed lock-up agreements in connection with the Private Placement whereby such persons agreed not to sell, pledge or otherwise dispose of shares of Common Stock or securities convertible into Common Stock, subject to certain exceptions, from the closing of the Private Placement until 30 days after the Effective Date.

The Shares, the Warrants and the Pre-funded Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.  Accordingly, the Purchase Agreements are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company.  Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreements, Registration Rights Agreement, Warrants and Pre-funded Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which are filed as exhibits to this report and are incorporated by reference herein.

September 2022 Private Placement Amendments

As previously disclosed, on September 13, 2022, the Company entered into Securities Purchase Agreements (the “2022 SPAs”) with the Purchasers for the purchase of Common Stock, Pre-funded Warrants and warrants to purchase an aggregate of 5,602,409 shares of Common Stock (the “2022 Warrants”), at an initial exercise price of $1.75 per share. On April 20, 2023, the Company and the Purchasers entered into amendments of the 2022 SPA and the 2022 Warrants to, among other things, (i) replace Section 4.11(b) in the 2022 SPA with Section 4.11(b) in the Securities Purchase Agreements, (ii) with respect to the Institutional Purchaser, remove Section 4.2(b) in the 2022 SPA, and (iii) adjust the strike price of the 2022 Warrants to $1.01 per share.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On April 21, 2023, the Company issued a press release announcing, among other things, purchases of miners (the “Miner Press Release”). A copy of the Miner Press Release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Press Release

On April 21, 2023, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.2.

Miner Purchase

As disclosed in the Miner Press Release, on April 20, 2023, the Company entered into a Master Sales and Purchase Agreement to acquire 5,000 new, latest-generation MicroBT Whatsminer M50 miners (the “M50 Miners”) for $15.50 per terahash per second, including shipping (the “Miner Purchase”).  The M50 Miners have an average hash rate of 118 terahash per second and energy efficiency of 28.5 joules per terahash. This addition of approximately 600 petahash per second of hash rate capacity is expected to grow Stronghold’s total delivered hash rate capacity by over 20% to over 3.2 exahash per second (“EH/s”) and to approximately 3.5 EH/s with all remaining contracted miners delivered. The Company expects to receive and install the M50 Miners in May 2023.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant, dated April 21, 2023
4.2	Pre-funded Warrant, dated April 21, 2023, by and between Stronghold Digital Mining, Inc. and Armistice Capital Master Fund Ltd.
10.1 ¥
Securities Purchase Agreement, dated April 20, 2023, by and between Stronghold Digital Mining, Inc. and Armistice Capital Master Fund Ltd., together with a schedule identifying a substantially identical agreement between Stronghold Digital Mining, Inc. and Gregory A. Beard

10.2	Registration Rights Agreement, dated April 21, 2023, by and between Stronghold Digital Mining, Inc. and Armistice Capital Master Fund Ltd.
99.1*	Press release dated April 21, 2023
99.2	Press release dated April 21, 2023
¥ Certain schedules and exhibits to this Agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Commission on request.

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: April 24, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Co-Chairman